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                                                                    EXHBIT 10.34

                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement ("Loan Modification") is entered into as of December 12, 2005, by and between Partners for Growth, L.P., a Delaware limited partnership with its principal place of business at 180 Pacific Avenue, San Francisco, California 94111 ("PFG") and each of Qualmark Corporation, a Colorado corporation and Qualmark ACG Corporation, a Colorado corporation, with their principal place of business at 4580 Florence Street, Denver, Colorado 80238 ("Borrower").

     WHEREAS, Borrower has existing credit facilities with PFG and Silicon Valley Bank ("SVB") and Borrower proposes to borrow additional funds from SVB of up to $2,000,000 (the "Additional SVB Loan")

     WHEREAS, PFG and Borrower desire to modify certain of the Existing Loan Documents (as defined below) to accommodate the Additional SVB Loan;

     NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to PFG, Borrower is indebted to PFG pursuant to, among other documents, a Loan and Security Agreement, dated November 12, 2004, as it may be amended from time to time (the "Loan Agreement"). The Loan Agreement provides for a Term Loan in the original principal amount of One Million Dollars ($1,000,000) and an ability to request, subject to satisfaction of certain conditions, an addition term loan of One Million Dollars ($1,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement and in the Intellectual Property Security Agreement. Hereinafter, the above-described security documents, including the Cross-Corporate Continuing Guaranty of even date therewith, together with all other documents securing repayment of the Indebtedness, shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

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3. DESCRIPTION OF CHANGE IN TERMS.

     (a) Use of Proceeds of Additional SVB Loan. The parties acknowledge that the conditions and requirements of Section 8(f) of the Loan Agreement have been duly met and satisfied. The proceeds of the Additional SVB Loan are to be used by Borrower exclusively to acquire the assets of LING Electronics from Satcon Power Systems, Inc., a Delaware corporation, pursuant to that certain asset purchase agreement dated on or about December 9, 2005 (the "LING Assets") and for no other purpose. The LING Assets shall upon acquisition by Borrower become a part of PFG's Collateral, subject to the rights of the Senior Lender.

     (b) The parties acknowledge the increased financial risk to PFG and the value of its security interest in Borrower's Collateral resulting from the Additional SVB Loan. On or before the date hereof, Borrower shall have wired to PFG the sum of $350,000, which sum shall be held by PFG as additional security for the obligations of Borrower under the Loan Agreement and this Loan Modification (the "Deposit"). The Deposit shall not bear interest or affect the accrual of interest on the Loan. PFG shall not be required to segregate the Deposit from its general business accounts and the Deposit shall be solely within PFG's dominion and control. Without any obligation to return the Deposit in whole or in part, PFG will review Borrower's consolidated quarterly financial performance and financial position on a calendar quarterly basis commencing March 31, 2006 and at such time(s), re-evaluate, in its sole, good faith discretion, its need to retain all or part of the Deposit as security for the Obligations. At the Maturity Date, the then amount of the Deposit shall be applied to the outstanding Obligations or, if PFG converts the Loan, shall be promptly returned to Borrower.

     (c) The effectiveness of this Loan Modification is expressly conditional on there being in effect a duly-executed amended Subordination Agreement between PFG and SVB.

     (d) The "Senior Debt Limit" specified in Section 8(a)(2) of the Schedule to the Loan Agreement entitled "ADDITIONAL PROVISIONS - SENIOR DEBT LIMIT" is hereby amended to be $4,450,000.

     (e) From and after the date of this Loan Modification, interest shall be paid quarterly in advance on the first day of each calendar quarter (and for the first such quarter, including a pro rata amount from the date hereof until December 31, 2005). From and after the date hereof, interest shall be paid not in cash but in the Common Stock of Qualmark Corporation, provided however, if Borrower declares and pays cash dividends on its Series B Preferred Stock and/or its Series C Preferred Stock (but only for so long as it pays such dividends in cash rather than stock), subject to not less than ninety (90) days notice to PFG of the intention to make such

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payment in cash, Borrower shall commence to pay interest in cash as set forth in the Loan Agreement rather than in Securities as set forth in this Section 3(e). The number of Securities to be issued by Borrower to PFG each calendar quarter shall be determined according to the following formula:

                     Y * A
          X = 0.25 * ------
                       B

Where

          X = the number of shares of Common Stock to be issued to PFG

          Y = the Applicable Interest Rate at the commencement of each calendar quarter

          A = the aggregate principal amount of all outstanding Loans

          B = the agreed Conversion Price, initially $1.66, as adjusted from time to time to reflect stock splits, combinations, reclassifications and similar events affecting the Common Stock

     For example only, the parties acknowledge that the Applicable Interest Rate on the date hereof is seven percent (7%). For the calendar quarter commencing January 1, 2006, Borrower would issue PFG 10,542 shares of its Common Stock (7% times $1,000,000 principal of Loan outstanding, divided by the Conversion Price ($1.66), divided by 4 (0.25) to render a quarterly (rather than annual) number of shares of Common Stock.

     In the event that PFG converts any or all of its Loan during a period in which PFG has been issued Securities in advance of interest being earned in full for such period, a pro rata adjustment of the number of Securities to be issued in the next quarterly period shall be made, and if the Loan is converted in whole, then PFG shall transfer to Borrower that number of Securities as represents such overpaid interest, all upon the formula set forth above.

     The term "Applicable Interest Rate" means the Interest Rate as of the commencement of each calendar quarter, as adjusted (from time to time, if at all) pursuant to the Interest Rate Reset provision of this Schedule.

4.   REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

     (a). Representations, Warranties and Covenants of Borrower. Borrower represents and warrants to, and covenants with, PFG that:

     (i) Corporate Power; Authorization. Borrower has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Loan Modification, to sell and issue its Common Stock (the "Securities") and to carry out and perform all of its obligations hereunder. This Loan Modification has been duly authorized, executed and delivered on behalf of Borrower and constitutes the valid and binding agreement of Borrower, enforceable in

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accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and as limited by equitable principles generally. The person executing this Loan Modification is a duly authorized officer of Borrower with all necessary legal authority to bind Borrower generally and with the specific legal authority to cause Borrower to enter into this Loan Modification.

     (ii) Validity of Securities. The Securities, when issued in lieu of interest as provided for in Section 3(e) of this Loan Modification, will be validly authorized and issued, fully paid and nonassessable. The issuance and delivery of the Securities are not subject to preemptive or any similar rights of the stockholders of Borrower (which have not been duly waived) or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws; and when such Securities are issued in accordance with the terms of this Loan Modification, such securities will be, at each such issuance, validly issued and outstanding, nonassessable and free of any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. Such securities will be deemed fully paid in whole or in part to the extent that such Securities have been issued for interest on the Loan that has in fact accrued during each applicable period.

     (iii) Capitalization. The authorized capital stock of Borrower consists as of the date hereof of the following: (1) 4,418,000 shares of its Common Stock, 4,417,706 of which are issued and outstanding, (2) 2,000,000 shares of convertible redeemable preferred stock, 1,000,000 shares of which have been designated as Series B Preferred Stock, 711,786 shares of which are issued and outstanding, and 3,000 of which have been designated as Series C Preferred Stock, 1,247 shares of which are issued and outstanding, (3) debt convertible into 602,000 shares of Common Stock and (4) options to purchase 750,000 of Borrower's Common Stock.

     (iv) No Conflict. The execution and delivery of this Loan Modification does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Restated Certificate of Incorporation or Bylaws, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Borrower, its properties or assets, the effect of which would have a material adverse effect on Borrower or materially impair or restrict its power to perform its obligations as contemplated hereby or thereby.

     (v) Governmental and other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of Borrower in connection with the execution, delivery and performance of this Loan Modification or the offer, issuance, sale and delivery of the Securities, except such filings as shall have been made prior to and shall be effective on and as of the Closing and except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act or such post-closing filings as may be required under applicable state securities laws, all of which will be filed within applicable periods therefor. Based upon the representations made by PFG below, the offer and

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sale of the Securities to PFG will be exempt from the registration requirements of the Securities Act and from the qualification requirements of any applicable state securities laws.

     (b) Representations and Warranties of PFG. PFG hereby represents and warrants to Borrower as of the Closing Date as follows:

     (i) Investment Experience. PFG is an "accredited investor" within the meaning of Rule 501 under the Securities Act, and was not organized for the specific purpose of acquiring the Securities. PFG is aware of Borrower's business affairs and financial condition and has acquired sufficient information about Borrower to reach an informed and knowledgeable decision to acquire the Securities. PFG has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

     (ii) Investment Intent. PFG is purchasing the Securities for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

     (iii) Authorization. PFG has all requisite power and has taken all requisite action to execute and deliver each of this Loan Modification and to carry out and perform all of its obligations hereunder. This Loan Modification has been duly authorized, executed and delivered on behalf of PFG and constitutes the valid and binding agreement of PFG, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of PFG's partnership agreement or other relevant organizational documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. PAYMENT OF LOAN FEE AND EXPENSES. Borrower shall pay all of PFG's costs and expenses, including attorneys' fees, incurred in connection with this Loan Modification and the Additional SVB Loan..

7. NO DEFENSES. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, PFG is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modifications to the existing Indebtedness and the consent to the Additional SVB Loan pursuant to this Loan Modification in no way shall obligate PFG to make any future consents, waivers or modifications to the Indebtedness. Nothing in this Loan Modification shall constitute a satisfaction of the Indebtedness or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all

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makers and endorsers of Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification. The terms of this Section 8 apply not only to this Loan Modification, but also to all subsequent loan modification agreements.

9. CONDITIONS. The effectiveness of this Loan Modification is conditioned upon :
(a) evidence of the consent of the Board of Directors of Borrower and, to the extent required, the stockholders of Borrower, to this Loan Modification and the issue of Securities to PFG; (b) PFG's receipt of a fully executed counterpart hereof, (c) PFG's receipt of a duly-executed amendment to the Subordination Agreement between PFG and the Senior Lender; (d) PFG's receipt of an update to the Representations of Borrower, including without limitation, an update to reflect the acquisition of the LING Assets, and Borrower's cooperation in making such additional filings as may be deemed necessary by PFG to perfects its security interest the LING Assets, once acquired by Borrower; (e) use of the proceeds of the Additional SVB Loan as set forth in Section 3(a) of this Loan Modification; and (f) the truth and accuracy of the Representations and Warranties of Borrower set forth in Section 4 of this Loan Modification.

10. MISCELLANEOUS. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Loan Modification.

     This Loan Modification is executed as of the date first written above.

Borrower:                               PARTNERS FOR GROWTH, L.P.

QUALMARK CORPORATION


By /s/ Anthony Scalese                  By /s/ Andrew Kahn
   ----------------------------------      -------------------------------------
   President or Vice President          Name: Andrew Kahn
                                        Title: Manager, Partners for Growth, LLC
                                               Its General Partner


By /s/ Anthony Scalese
   ----------------------------------
   Secretary or Ass't Secretary

Borrower:


QUALMARK ACG CORPORATION


By /s/ Anthony Scalese
   ----------------------------------
   President or Vice President


By /s/ Anthony Scalese
   ----------------------------------
      Secretary or Ass't Secretary